As filed with the Securities and Exchange Commission on January 10, 2003

                                                    Registration No. 333-63615

   ________________________________________________________________________

                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                                 _____________

                        POST-EFFECTIVE AMENDMENT NO. 1
                                  ON FORM S-1
                                      TO
                                   FORM S-3
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                                 _____________

                               NTL INCORPORATED
            (Exact name of registrant as specified in its charter)

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
             Delaware                                   4899                            13-4105887
  (State of other jurisdiction of           (Primary Standard Industrial             (I.R.S. Employer
  Incorporation or organization)             Classification Code Number)          Identification Number)
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                             110 EAST 59TH STREET
                           NEW YORK, NEW YORK 10022
                                (212) 906-8440

                    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

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                                  COPIES TO:
     RICHARD J. LUBASCH, ESQ.                  THOMAS H. KENNEDY, ESQ.              ADRIAN J. S. DEITZ
EXECUTIVE VICE PRESIDENT, GENERAL              SKADDEN, ARPS, SLATE,               SKADDEN, ARPS, SLATE,
   COUNSEL AND SECRETARY                         MEAGHER & FLOM LLP                  MEAGHER & FLOM LLP
    NTL INCORPORATED                            FOUR TIMES SQUARE                    ONE CANADA SQUARE
  110 EAST 59TH STREET                        NEW YORK, NEW YORK 10036                 CANARY WHARF
 NEW YORK, NEW YORK 10022                        (212) 735-3000                       LONDON  E14 5DS
   (212) 906-8440                                                                       ENGLAND
                                                                                      +44 20 7519-7000

           (Name, address, including zip code, and telephone number,
                  including area code, of agent for service)
                                 _____________
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         Approximate date of commencement of proposed sale to the public:

  This Post-Effective Amendment No. 1 deregisters those common stock purchase warrants and those shares of common stock issuable upon exercise of the warrants that remain unissued hereunder as of the date hereof.


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           If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

           If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ]

           If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

           If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

           If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         DEREGISTRATION OF SECURITIES

         On September 17, 1998, NTL Incorporated, a Delaware corporation, filed a registration statement on Form S-3 (File No. 333-63615) (the "Registration Statement") for purposes of registering 863,902 common stock purchase warrants (the "Warrants") and 863,902 shares of the common stock, par value $0.01 per share, issuable upon exercise of the Warrants ("Underlying Shares"). On October 5, 1998, prior to the effective date of the Registration Statement, NTL Incorporated filed Amendment No. 1 to the Registration Statement to register an additional 777,512 Warrants and 777,512 Underlying Shares. NTL Incorporated filed Amendment No. 2 to the Registration Statement on October 14, 1998.

           On April 1, 1999, NTL Incorporated completed a corporate restructuring to create a new holding company structure. The restructuring was accomplished through a merger under section 251(g) of the Delaware General Corporation Law. At the effective time of the merger, all stockholders of NTL Incorporated became stockholders in the new holding company and NTL Incorporated became a wholly-owned subsidiary of the new holding company. As a result of the merger, each outstanding warrant to purchase shares of NTL Incorporated's common stock pursuant to any warrant agreement was converted into a warrant to purchase shares of the holding company's common stock in accordance with the warrant agreement. The new holding company took the NTL Incorporated name and the old NTL Incorporated was renamed NTL Communications Corp. NTL Incorporated filed Post-Effective Amendment No. 1 to the Registration Statement on October 15, 1999 as a successor registrant pursuant to Rule 414 under the Securities Act of 1933 (the "Securities Act").

           On May 18, 2000, NTL Incorporated completed a further corporate restructuring to create a new holding company structure. The restructuring was accomplished through a merger under section 251(g) of the Delaware General Corporation Law. At the effective time of the merger, all stockholders of NTL Incorporated became stockholders in the new holding company and NTL Incorporated became a wholly owned subsidiary of the new holding company. As a result of the merger, each outstanding warrant to purchase shares of NTL Incorporated's common stock pursuant to any warrant agreement was converted into a warrant to purchase shares of the holding company's common stock in accordance with the warrant agreement. The new holding company took the NTL Incorporated name and the old NTL Incorporated was renamed NTL (Delaware), Inc. NTL Incorporated filed Post-Effective Amendment No. 2 to the Registration Statement on July 14, 2000 as a successor registrant pursuant to Rule 414 under the Securities Act.

           On May 8, 2002, NTL Incorporated and certain subsidiaries filed a voluntary petition for a pre-arranged joint reorganization plan under Chapter 11 of the U.S. Bankruptcy Code. On July 15, 2002, NTL Incorporated filed an amended disclosure statement and a second amended joint reorganization plan with the Bankruptcy Court (the "Plan"). On September 5, 2002, following further modifications, the Bankruptcy Court entered an order confirming the Plan, pursuant to which all of NTL Incorporated's outstanding common stock, and all outstanding warrants to purchase NTL Incorporated's common stock, would be cancelled on the effective date of the Plan. Accordingly, this Post-Effective Amendment No. 1 on Form S-1 to the Registration Statement is being filed to deregister, as of the date hereof, all of the Warrants and Underlying Shares that remain unsold and unissued under the Registration Statement.

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                                  SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post-Effective Amendment No. 1 on Form S-1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on January 10, 2003.

                                            NTL INCORPORATED


                                            By:  /s/ RICHARD J. LUBASCH
                                                ..............................
                                                Richard J. Lubasch
                                                Executive Vice President -
                                                General Counsel and Secretary


         Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 on Form S-1 to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

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Signature                                             Title                            Date
---------                                             -----                            ----

/s/ GEORGE S. BLUMENTHAL*                             Chairman of the Board,           January 10, 2003
------------------------------                        Treasurer and Director
George S. Blumenthal


/s/ BARCLAY KNAPP*                                    President, Chief Executive
------------------------------                        Officer and Director             January 10, 2003
Barclay Knapp


/s/ JOHN F. GREGG                                     Senior Vice President, Chief
------------------------------                        Financial Officer                January 10, 2003
John F. Gregg


/s/ GREGG N. GORELICK*                                Vice President - Controller      January 10, 2003
------------------------------
Gregg N. Gorelick


                                                      Director
------------------------------
Robert T. Goad


                                                      Director
------------------------------
Bernard Izerable


/s/ ALAN J. PATRICOF*                                 Director                         January 10, 2003
------------------------------
Alan J. Patricof


/s/ WARREN POTASH*                                    Director                         January 10, 2003
------------------------------
Warren Potash


                                                      Director
------------------------------
Jean-Louis Vinciguerra


/s/ MICHAEL S. WILLNER*                               Director                         January 10, 2003
------------------------------
Michael S. Willner


                                                      Director
------------------------------
Eric Bouvier


* By /s/ RICHARD J. LUBASCH
--------------------------------
Richard J. Lubasch
Attorney-in-Fact
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